Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

KNIGHT TRANSPORTATION, INC.

Section 1.           Identification

1.1       Name. The name of the corporation is Knight Transportation, Inc., an Arizona corporation (the “Corporation”).

1.2       Principal Office. The principal office of the Corporation shall be 20002 N. 19th Avenue, Phoenix, Arizona 85027, or such other principal office as the Corporation may select, and additional offices may be maintained at such other places within or without the State of Arizona as the Board of Directors may from time to time designate.

1.3       Fiscal Year. The fiscal year of the Corporation shall be the calendar year ending December 31 of each year.

Section 2.           Meetings of Shareholders

2.1       Annual Meeting. The annual meeting of the shareholders shall be held each year on such date, at such time and place, either within or without the State of Arizona, as shall be fixed by the Board of Directors. At the annual meeting, shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.2       Special Meetings. Special meetings of the shareholders for any purpose shall be held whenever called by a vote of the majority of the Board of Directors, and shall be called whenever shareholders owning one-tenth of the capital stock issued and outstanding shall, in writing, make application therefor to the Chairman, stating the object of such meeting. Notice thereof shall be given as provided in Section 2.3.

2.3       Notice. Unless properly waived, notice of any special meeting shall be mailed to the last known address of each shareholder as the same appears on the records of the Corporation, at least ten days and not more than 60 days prior to such meeting, and shall state in general the purposes for which it is called. Notices of meetings shall specify how shareholders may participate by means of remote communication. Notice to shareholders shall not be necessary for any annual or special meeting adjourned as provided in Section 2.6, except the statement at such meeting in making adjournment.

2.4       Presiding Officer. The Chairman, or in his or her absence, a chairman appointed by the shareholders present, shall call meetings of the shareholders to order, and shall act as chairman thereof.

2.5       Quorum. A majority of the voting stock issued and outstanding, represented by the holders thereof either in person or by proxy, appointed by an instrument in writing and subscribed by such shareholder, shall be a quorum at all meetings of shareholders.

2.6       Adjournment. If at any annual or special meeting of shareholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time of such meeting may, at the end of an hour, adjourn the meeting from time to time without further notice until a quorum shall attend, and thereupon any business may be transacted which might have been transacted at the meeting as originally called had the same been held.

2.7       Voting. At all annual and special meetings of shareholders, every holder of voting shares of stock may appear and vote either in person, by proxy in writing, or by means of remote communication and shall have one vote for each share of voting stock, so held and represented at such meeting, with the right to cumulate such votes for the election of directors. All proxies shall be filed with the Secretary of the Corporation prior to any meeting for which they are to be effective. A vote submitted by electronic transmission must either set forth the electronic submission information or be submitted with information from which the shareholder’s authorization of the electronic transmission can be determined. Upon demand of any shareholder, voting upon any question at any meeting shall be by ballot.

2.8       Order of Business and Rules of Procedure. The order of business and the rules of procedure used at any meeting of the shareholders shall be as determined by the Chairman or the acting chairman.

2.9       Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than 60 days nor less than ten days prior to the date on which the particular action requiring this determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for any such purpose, then the record date shall be determined in accordance with A.R.S. Section 10-707. When a determination of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

2.10       Voting List. The Secretary of the Corporation shall make from the stock transfer books a complete record of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be (i) available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared, (ii) produced and kept open at the time and place of the meeting, and (iii) subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this section shall not affect the validity of any action taken at the meeting.

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2.11       Action without a Meeting. Except as provided in A.R.S. Section 10-704, any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing (including electronic transmission) setting forth the action so taken shall be signed by holders of outstanding shares that are entitled to at least the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote on the action are present and voted. The written consent must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Notice of the written consent must be given to each shareholder of record who did not consent to the action in writing and each shareholder who would have been entitled to notice of the meeting if the record date for notice of the meeting had been the date that written consents signed by a sufficient number of shareholders to take the action were delivered to the Corporation.

Section 3.           Board of Directors

3.1       Number. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors of not less than one director, who need not be shareholders of the Corporation or residents of the State of Arizona.

3.2       Removal. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Provided, however, that if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

3.3       Annual Meeting. Immediately after the annual meeting of the shareholders, the newly-elected directors shall meet for the purpose of organization, the election of officers, and the transaction of other business.

3.4       Special Meetings. Special meetings of the Board may be held after proper notice has been given, unless properly waived. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting. The Chairman may, from time to time, call a special meeting whenever he or she shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request that he or she do so.

3.5       Notice of Meetings. No notice of the annual meeting of the Board of Directors need be given. Unless properly waived, notice of any special meeting of the Board of Directors, stating the time and in general terms the purpose or purposes thereof, shall be mailed to all of the directors at least two days prior to such meeting, to the last known address of each director as the same appear on the records of the Corporation.

3.6       Place of Meeting. The directors shall hold their meetings, have an office and keep the books of the Corporation at such place or places within or without the State of Arizona as the Board of Directors from time to time may determine. Unless otherwise determined, such place shall be at the principal office of the Corporation, as stated in Section 1.2 hereof. Meetings of the Board of Directors, whether regular or special, may be held by means of telephone conference or other electronic means by which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

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3.7       Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles of Incorporation or the Bylaws.

3.8       Chairman and Vice Chair. At all meetings of the Board of Directors the Chairman, or in his or her absence a chairman chosen by the directors present, shall preside. The Board may elect one or more Vice Chairs to assist the Chairman and, with the consent of the Chairman, any Vice Chair may preside over meetings of the Board of Directors.

3.9       Committees. From time to time the Board may appoint committees for any purpose, who shall have such power as shall be specified in the resolution of appointment, subject to the limitations set forth in A.R.S. Section 10-825 or any other applicable law.

3.10       Compensation. Any officer or employee of the Corporation serving as a director and all members of committees shall serve without compensation unless otherwise approved by the Board; however, they shall be paid the necessary expenses incurred in the execution of their duties. Independent directors who are not employees of the Corporation may receive such compensation as the Board of Directors, from time to time, determines appropriate. Nothing herein shall preclude the paying by the Corporation of a salary or other compensation to an officer or employee who is also a director.

3.11       Vacancies. In case of any vacancy among the directors through death, resignation, disqualification, or other cause, or in the case of a vacancy arising from the creation of a new directorship, the other directors, by affirmative vote of a majority thereof, may fill such vacancy for the unexpired portion of the term of directorship which is vacant, and until election of and qualification of a successor.

3.12       Action without a Meeting. Any action that may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing (including electronic transmission), setting forth the action taken, is signed by all of the directors or all of the members of the committee, as the case may be.

Section 4.          Officers

4.1       Executive. The officers of the Corporation shall be a Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer and Secretary and any other officers as may from time to time be appointed by the Board of Directors. Each executive officer shall hold his or her office at the pleasure of the Board of Directors. The same person may hold one or more offices.

4.2       Tenure of Office. All officers shall be subject to appointment and removal at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

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4.3       Chairman and Vice Chair. The Chairman shall preside at all meetings of the shareholders and of the directors. The Chairman may, from time to time, call special meetings of the Board of Directors whenever he shall deem it proper to do so and shall do so when a majority of the Board of Directors shall request him in writing to do so. The Chairman, in the event of the Chief Executive Officer’s absence or inability to act, shall have all of the powers of the Chief Executive Officer. The Chairman may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The Chairman shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors. The Board may designate any director as a Vice Chair, to serve as Chair of the Board in the absence or unavailability of the Chairman, or for any other reason.

4.4       Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have general authority and charge of the business and affairs of the Corporation. The Chief Executive Officer may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The Chief Executive Officer, in the event of the Chairman’s absence or inability to act, shall have all of the powers of the Chairman. The Chief Executive Officer shall perform such other duties and have such other powers as, from time to time, may be assigned to him by the Board of Directors.

4.5       President. The President shall do and perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer. The President may sign and execute all authorized contracts, checks, and other instruments or obligations in the name of the Corporation. The President, in the event of the absence or inability of the Chairman and Chief Executive Officer to act, shall have all the powers of both officers. The President shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer.

4.6       Vice President. The Corporation may have one or more Vice Presidents, who shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.

4.7       Secretary. The Secretary shall keep the minutes of all proceedings of the Board and the minutes of all meetings of shareholders. The Secretary may hold any other position to which he has been appointed. The Secretary may sign with the President, in the name of the Corporation, all contracts authorized by the Board, and shall have authority to attest to the authority of the Corporation to act and, if necessary, affix the seal (or other mark) of the Corporation thereto. He shall have charge of all certificate books and such other books and papers as the Board may direct. The Secretary shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

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4.8       Chief Financial Officer; Treasurer. The office of Chief Financial Officer, and the office of Treasurer, if any, may be occupied by the same person or by different persons. The Corporation need not have a Treasurer, as long as these functions are assigned to another officer, without regard to his or her title. The Chief Financial Officer and the Treasurer, if any, shall have custody of all the funds and securities of the Corporation, subject to all applicable internal controls. The Chief Financial Officer and the Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Chief Financial Officer and the Treasurer, if any, may (i) sign receipts and vouchers for payments made to the Corporation and (ii) sign checks made by the Corporation and pay out and dispose of the same under the direction of the Board, the Chief Executive Officer or the President. The Chief Financial Officer and the Treasurer, if any, shall perform other duties and have such powers as from time to time may be assigned to them by the Board of Directors or the Chief Executive Officer.

4.9       Other Officers. The Corporation may have such other officers, including Assistant Secretaries, Assistant Treasurers, and other operating officers or divisional presidents as may be appointed by the Chief Executive Officer or the Board of Directors, or a delegate of either. The officers so appointed shall perform the duties the Board of Directors or the Chief Financial Officer may assign.

Section 5.           Capital Stock

5.1       Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute consideration for the issuance of shares. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be final and conclusive. No share shall be issued until fully paid.

5.2       Certificates Representing Shares. The capital stock of the Corporation shall be issued in book entry form only, unless the Board of Directors determines otherwise. If the Board of Directors determines that stock shall be represented by certificates, then each holder of capital stock of the Corporation shall be entitled to a certificate signed by the President and the Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

5.3       Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new stock certificate in place of any certificate theretofore issued where the holder of record of the certificate:

(1)       Makes proof in affidavit form that the certificate has been lost, destroyed or wrongfully taken;

(2)       Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

(3)       Gives a bond in such form and with such surety as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

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(4)       Satisfies any other reasonable requirement imposed by the Corporation.

When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

5.4       Purchase of Its Own Shares. The Corporation may purchase its own shares of stock from the holders thereof subject to the limitations imposed by applicable Arizona law with respect thereto.

5.5       Dividends. The Board, in its discretion, may from time to time declare dividends upon the capital stock from the surplus or net profits of the Corporation when and in the manner it deems advisable, so long as no rule of law is thereby violated.

Section 6.           Waiver of Notice

Any shareholder, director or officer may waive any notice required to be given by these Bylaws of any meeting otherwise prescribed hereunder. Any meeting at which all shareholders or directors are present (or with respect to which notice is waived by any absent shareholder or director) may be held at any time for any purpose and at any place and shall be deemed to have been validly called and held, and all acts performed and all business conducted at such meeting shall be valid in all respects.

Section 7.           Indemnification

7.1       Indemnification. The Corporation shall indemnify and save harmless all of its existing and former officers and directors from and against all expenses incurred by them, including, but not limited to, legal fees, judgments, penalties (to the extent permitted by law), and amounts paid in settlement or compromise, to the fullest extent not prohibited by law, as it now exists or may hereafter be amended, in connection with any proceeding, actual or threatened, to which they may be made a party by reason of their service to or at the request of the Corporation (including service in their capacity as officers or service on behalf of affiliates of the Corporation or with unrelated entities, if serving at the request of the Corporation), unless it is established that: (i) the act or omission of the indemnified party was committed in bad faith; (ii) the indemnified party did not believe such act or omission to be in, or not opposed to, the best interests of the Corporation; (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful; or (iv) the indemnified party is adjudged to be liable to the Corporation unless a court of competent jurisdiction determines that such person is entitled to indemnity. The Corporation shall advance to any director or officer seeking indemnification pursuant to this Section 7.1, or reimburse a director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred in investigating or defending any civil or criminal action, suit or proceeding in advance of any final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer seeking indemnification (i) attesting to the fact that such director or officer is entitled to indemnification hereunder and under the applicable legal standards, and (ii) agreeing to repay such amount, if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation. If the Corporation is requested to indemnify an existing or former director or officer in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor by reason of the fact that such person was a director, officer, or employee or agent of the Corporation, or is or was serving at the request of the Corporation in such capacity, the Corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper. No indemnification shall be made if a director or officer is determined in any proceeding to have received an improper financial benefit, whether or not involving actions by such person in his or her official capacity as such, the director or officer intentionally inflicted harm on the Corporation or its shareholders, violated A.R.S. Section 10-833, or intentionally violated criminal law.

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7.2       Determination by Board. Whenever any existing or former director or officer shall report to the President that he or she has incurred or may incur expenses described in Section 7.1, the Board of Directors (excluding any interested director) shall, at its next regular meeting or at a special meeting held within a reasonable time thereafter, determine whether, in regard to the matter involved, the person in question is entitled to indemnification pursuant to Section 7.1. If the Board determines that the standards of Section 7.1 are met, indemnification shall be made. If the Board of Directors refuses to indemnify a person who is determined by a court of competent jurisdiction to be entitled to indemnification under Section 7.1 or applicable law, the Corporation shall, in addition to extending such indemnification, reimburse the person entitled to indemnification for all attorneys’ fees and costs of court actually incurred. The Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been extended unreasonably refuses to cooperate in the investigation or defense of such matter or to permit the Corporation, at its own expense, to retain counsel of its own choosing to defend him or her.

7.3       Indemnification Agreement. The Board of Directors may authorize the Corporation to indemnify directors, officers, or employees to the fullest extent permitted by law including through agreements and insurance.

7.4       Non-Exclusivity. The indemnification rights contained in this Section 7 shall not be exclusive of or preclude any other rights of indemnification to which a director, officer, employee or agent may be entitled, whether pursuant to law or agreement.

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Section 8.          Amendment and Repeal

These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors in such instance as the Board may determine to be advisable; provided, however, that the provisions of Section 7 shall not be amended except with the consent of a sixty-seven percent (67%) majority of the Board of Directors. No notice need be given of any action concerning these Bylaws previous to any such meeting, if the proposed amendment, repeal or adoption of new Bylaws is one of necessity arising at such meeting, and is in furtherance of the legitimate aims of the Corporation. In all other situations, unless properly waived, notice of any meeting at which any action concerning the Bylaws is proposed shall be mailed to all directors at least ten days prior to such meeting, and in the same manner prescribed for giving notice of special meetings of the Board of Directors. Such notice shall state in general terms the nature of any proposed action concerning the Bylaws.

Section 9.          Effective Date

These Amended and Restated Bylaws of Knight Transportation, Inc. shall become effective as of September 8, 2017, by reason of Resolutions and Actions adopted by the Board of Directors of the Corporation as of April 9, 2017.

KNIGHT TRANSPORTATION, INC.

By:	/s/ David A. Jackson
David A. Jackson, Chief Executive Officer

By:	/s/ Adam Miller
Adam Miller, Secretary

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CERTIFICATE

The undersigned, Adam Miller, Secretary of Knight Transportation, Inc., does hereby certify that the foregoing copy of the Bylaws of the Corporation is a true and correct copy of the Corporation’s Bylaws, duly adopted by the Board of Directors, and that such Bylaws have not been amended or repealed.

DATED: September 8, 2017

/s/ Adam Miller
Adam Miller, Secretary

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